As filed with the Securities and Exchange Commission on May 5, 2004 Registration No. 333-__________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                        PROVIDENT BANKSHARES CORPORATION
             (exact name of registrant as specified in its charter)

   MARYLAND                                              52-1518642
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

                            114 EAST LEXINGTON STREET
                            BALTIMORE, MARYLAND 21202
                                 (410) 281-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

    SOUTHERN FINANCIAL BANCORP, INC. 1993 STOCK OPTION AND INCENTIVE PLAN
        SOUTHERN FINANCIAL BANCORP, INC. 2003 STOCK INCENTIVE PLAN(1)
                           (FULL TITLE OF THE PLAN)

                                   COPIES TO:
ROBERT L. DAVIS
GENERAL COUNSEL                           PAUL M. AGUGGIA, ESQ.
PROVIDENT BANKSHARES CORPORATION          THOMAS P. HUTTON, ESQ.
114 EAST LEXINGTON SREET                  MULDOON MURPHY FAUCETTE & AGUGGIA LLP
BALTIMORE, MARYLAND 21202                 5101 WISCONSIN AVENUE, N.W.
(410) 281-7000                            WASHINGTON, D.C.  20016
(Name, address, including zip             (202) 362-0840
code, and telephone number, including
area code, of agent for service)

===================================================================================================================================
Title of Securities            Amount to be          Proposed purchase        Estimated aggregate           Amount of
to be registered              registered (2)           price per share           offering price          Registration Fee
===================================================================================================================================
    Common Stock             58,209 shares(3)            $13.57 (4)                 $789,897                  $101
   $1.00 par value
===================================================================================================================================

(1) Provident Bankshares Corporation (the "Corporation") is offering shares of its common stock pursuant to these plans in connection with the merger of Southern Financial Bancorp, Inc. ("Southern Financial") into the Corporation. Pursuant to the terms of the merger agreement, the Corporation has assumed Southern Financial's obligations under these plans.
(2) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Southern Financial Bancorp, Inc. 1993 Stock Option and Incentive Plan and 2003 Stock Incentive Plan.
(3) Represents the total number of shares of the Corporation's common stock currently reserved for issuance upon the exercise of stock options, adjusted to reflect the exchange ratio of 1.4834 shares of the Corporation's common stock for each share of Southern Financial common stock.
(4) Represents the adjusted average exercise price of $13.57 per share for the outstanding stock options granted under the plans, as assumed by the Corporation.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.

PROVIDENT BANKSHARES CORPORATION

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. In connection with the merger of Southern Financial Bancorp, Inc. ("Southern Financial") into Provident Bankshares Corporation (the "Corporation" or the "Registrant") effective April 30, 2004, the Corporation assumed Southern Financial's obligations under the Southern Financial Bancorp, Inc. 1993 Stock Option and Incentive Plan and the Southern Financial Bancorp, Inc. 2003 Stock Incentive Plan (collectively, the "Plans"). In connection with the assumption of the Plans, the Corporation is offering shares of its common stock pursuant to the Plans. The documents containing the information for the Plans required by
Part I of the Registration Statement will be sent or given to the participants in the Plans as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed or to be filed with the SEC by the Corporation are incorporated by reference in this Registration Statement:

      (a) The Form 10-K Annual Report (File No. 000-16421) filed by the Registrant on March 12, 2004, for the fiscal year ended December 31, 2003, including the related consolidated statements of financial condition, including consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three year period ending December 31, 2003.

      (b) The description of the Registrant's common stock and preferred share purchase rights contained in the Registrant's Form 8-A, as filed with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act") and rule 12b-15 promulgated thereunder, on December 4, 1987, and January 25, 1995, respectively, and any amendment or report filed for the purposes of updating such descriptions.

      (c) All documents filed by the Registrant pursuant to Sections 13(a) and
(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

       ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

      The Common Stock to be offered pursuant to the Plans has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

      The validity of the common stock offered hereby has been passed upon for the Registrant by Muldoon Murphy Faucette & Aguggia LLP, Washington, D.C.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR

      The Registrant shall indemnify its directors and employees in accordance with the following provision from the Registrant's Bylaws:

      ARTICLE VIII - INDEMNIFICATION
      ------------------------------

      Section 1 - RIGHT TO INDEMNIFICATION
      ------------------------------------

      Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Maryland General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right to indemnification under this Section shall be a contract right and shall include the right of an officer or director to be paid by the Corporation expenses incurred in defending any civil or criminal action, suit or proceeding in advance of the final disposition of any such action, suit or proceeding, upon the receipt by the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      None.

ITEM 8.     EXHIBITS

      The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

  (a) List of Exhibits (filed herewith unless otherwise noted)

        4.0   Shareholder Protection Rights Agreement, as amended (1)
        5.0 Opinion of Muldoon Murphy Faucette & Aguggia LLP as to the legality of the common stock to be issued
        10.1  Southern Financial Bancorp, Inc. 1993 Stock Option and Incentive
              Plan
        10.2  Southern Financial Bancorp, Inc. 2003 Stock Incentive Plan
        23.1  Consent of KPMG LLP
        23.2  Consent of PricewaterhouseCoopers LLP
        24.0  Power of Attorney (contained on the first signature page)
------------------------------
(1) Incorporated herein by reference to the Form 8-A filed with the SEC on January 25, 1995.

ITEM 9.   UNDERTAKINGS

[Pursuant to Item 512(a), (b) and (h) of Regulation S-K.]

(a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the

      SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act will be governed by the final adjudication of such issue.

                                  SIGNATURES

      THE REGISTRANT.

      Pursuant to the requirements of the Securities Act of 1933, Provident Bankshares Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland on May 5, 2004.

                                  PROVIDENT BANKSHARES CORPORATION


                                  By:   /s/Gary N. Geisel
                                        ------------------------------------
                                        Gary N. Geisel
                                        Chairman and Chief Executive Officer
                                        (principal executive officer)

    KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Geisel and Mr. Starliper) constitutes and appoints Gary N. Geisel and Dennis A. Starliper, as the true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    Name                            Title                                Date
    ----                            -----                                ----




/s/Gary N. Geisel             Chairman, Chief                        May 5, 2004
---------------------------   Executive Officer and Director
Gary N. Geisel                (principal executive officer)



/s/Kevin G. Byrnes            Kevin G. Byrnes                        May 5, 2004
---------------------------   President, Chief Operating
Kevin G. Byrnes               Officer and Director

/s/Dennis A. Starliper        Executive Vice President               May 5, 2004
---------------------------   and Chief Financial Officer
Dennis A. Starliper           (principal financial officer)


/s/Karen Malecki              Comptroller                            May 5, 2004
---------------------------   (principal accounting offier)
Karen Malecki                 (principal accounting officer)



/s/Melvin A. Bilal            Director                               May 5, 2004
---------------------------
Melvin A. Bilal




                              Director
---------------------------
Thomas S. Bozzutto




/s/Ward B. Coe, III           Director                               May 5, 2004
---------------------------
Ward B. Coe, III



/s/Charles W. Cole, Jr.       Director                               May 5, 2004
---------------------------
Charles W. Cole, Jr.



/s/William J. Crowley, Jr.    Director                               May 5, 2004
---------------------------
William J. Crowley, Jr.



/s/Pierce B. Dunn             Director                               May 5, 2004
---------------------------
Pierce B. Dunn



/s/Enos K. Fry                Director                               May 5, 2004
---------------------------
Enos K. Fry

/s/Mark K. Joseph             Director                               May 5, 2004
---------------------------
Mark K. Joseph



/s/Bryan J. Logan             Director                               May 5, 2004
---------------------------
Bryan J. Logan



/s/Barbara B. Lucas           Director                               May 5, 2004
---------------------------
Barbara B. Lucas



/s/Peter M. Martin            Director                               May 5, 2004
---------------------------
Peter M. Martin



/s/Frederick W. Meier, Jr.    Director                               May 5, 2004
---------------------------
Frederick W. Meier, Jr.



/s/Francis G. Riggs           Director                               May 5, 2004
---------------------------
Francis G. Riggs



/s/Sheila K. Riggs            Director                               May 5, 2004
---------------------------
Sheila K. Riggs



/s/Donald E. Wilson           Director                               May 5, 2004
---------------------------
Donald E. Wilson

                                EXHIBIT INDEX
                                -------------





 Exhibit              Description                         Method of Filing
   No.
---------    ------------------------------           -------------------------

  4.0        Shareholder Rights Agreement             Incorporated by reference

  5.0        Opinion of Muldoon Murphy Faucette       Filed herewith
             & Aguggia LLP as to the legality of
             the common stock to be issued

  10.1       Southern Financial Bancorp, Inc.         Filed herewith
             1993 Stock Option and Incentive Plan

  10.2       Southern Financial Bancorp, Inc.         Filed herewith
             2003 Stock Incentive Plan

  23.1       Consent of KPMG LLP                      Filed herewith

  23.2       Consent of PricewaterhouseCoopers LLP    Filed herewith

  24.0       Power of Attorney                        Located on the first
                                                       signature page